UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

RONN Motor Group, Inc.

(Exact name of registrant as specified in charter)

DELAWARE	333-233221	474161690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20645 North Pima Road, Suite 140

Scottsdale, AZ 85255

(Address of principal executive offices)

Registrant’s telephone number, including area code (480) 498-8989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act: None

Item 1.01 Entry into a Material Definitive Agreement.

RONN Motor Group, Inc., March 2, 2020 is pleased to announce an executed agreement with Boustead Securities, LLC with respect to the planned initial public offering (“IPO”) and pre-IPO financings by and for RONN Motor Group, Inc., its subsidiaries, affiliates and or any other corporate entities that may be utilized from time to time (“RMG” or “the Company” or the “issuer”), consisting of the Company’s Stock that will be applied for listing on NASDAQ/NYSE/NYSE American anticipated by 4th quarter 2020.

Boustead Securities, LLC (“Boustead”) will act as lead financial advisor to the Company, including its affiliates and subsidiaries, in connection with the Company’s intention to pursue the corporate finance activities described in this Agreement or any combination thereof. Boustead will act as exclusive underwriter/advisor for planned IPO and financial advisor on a non-exclusive basis for the planned Pre-IPO financing, The engagement outlined in this agreement has the objective of providing acquisition, growth capital and stock liquidity for the Company’s expansion plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, Arizona, on this 2nd day of March, 2020.

RONN MOTOR GROUP, INC.

By:	/s/ Ronal (Maxwell) Ford
Ronal (Maxwell) Ford
Chief Executive Officer